UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NVFY	Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2025, the Board of Directors (the “Board”) of Nova LifeStyle, Inc. (the “Company”) received a resignation letter from Ms. Min (Mindy) Su to resign from her position as a director of the Board, effective immediately. Ms. Su will remain as the Corporate Secretary of the Company. Ms. Su indicated that her resignation is not because of any disagreement with the Company, its management or its directors.

On June 23, 2025, the Board appointed Mr. Xiaohua Lu, the Chief Executive Officer of the Company, as the new director of the Board.

Mr. Xiaohua Lu, age 46, has served as the Chief Executive Officer of the Company since April 21, 2025. Mr. Lu was the General Manager of Drem Consulting Pte Ltd from January 2024 to April 2025 and was an independent financial advisor for Promiseland Financial Advisory Pte Ltd. from February 2022 to April 2025. Mr. Lu served as a director of Wiselink Global Pte Ltd from January 2019 to December 2022 and as Chief Executive Officer of Blackamber Investment Limited (New Zealand) from October 2012 to December 2018. Mr. Lu received a Bachelor’s degree in Vehicle Engineering and Commercial Business English from Jilin University, China in July 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nova LifeStyle, Inc.

	By:	/s/ Xiaohua Lu
Xiaohua Lu
Chief Executive Officer

Date: June 25, 2025